UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): July 23, 2009
COLONIAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Alabama	1-12358	59-7007599
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		Number)
COLONIAL REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

Delaware	0-20707	63-1098468
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)
2101 Sixth Avenue North, Suite 750, Birmingham, Alabama 35202
(Address of principal executive offices) (Zip Code)
(205) 250-8700
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
In the Form 8-K filed with the Securities and Exchange Commission on July 23, 2009, there were 129,865 unit redemptions during April 2009 that were inadvertently omitted. The Company is restating Item 3.02. Unregistered Sales of Equity Securities in its entirety below.
Item 3.02. Unregistered Sales of Equity Securities.
During April 2009, Colonial Properties Trust (the “Company”) issued the following common shares of beneficial interest, par value $0.01 per share (“Common Shares”), in exchange for common units of Colonial Realty Limited Partnership (“CRLP”):

Units Exchanged/
Date	Shared Issued

April 2, 2009	104,710
April 3, 2009	4,436
April 23, 2009	9,144
April 26, 2009	11,575
On June 5, 2009, the Company issued 17,595 Common Shares in exchange for common units of CRLP. On July 23, 2009, the Company issued 511,879 Common Shares in exchange for common units of CRLP. In each case, the common units of CRLP were tendered for redemption by certain limited partners of CRLP in accordance with the terms of the agreement of limited partnership of CRLP (the “Partnership Agreement”). Under the Partnership Agreement, each common unit of CRLP held by limited partners of CRLP may be redeemed for either one Common Share or, at the option of the Company, cash equal to the fair market value of a Common Share at the time of redemption. All of the 659,339 Common Shares were issued to limited partners of CRLP in private placement transactions exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, based on an exchange ratio of one Common Share for each common unit of CRLP.
* * *
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets, including recent deterioration in the multifamily market and the strength or duration of the current recession or recovery; increased exposure, as a multifamily focused REIT, to risks inherent in investments in a single industry; ability to obtain financing on reasonable rates, if at all; performance of affiliates or companies in which we have made investments; changes in operating costs; higher than expected construction costs; uncertainties associated with the timing and amount of real estate dispositions, including our existing inventory of condominium and for-sale residential assets; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; price volatility, dislocations and liquidity disruptions in the financial markets and the resulting impact on availability of financing; the effect of any rating agency action on the cost and availability of new debt financings; level and volatility of interest rates or capital market conditions; effect of any terrorist activity or other heightened geopolitical crisis; or other factors affecting the real estate industry generally.

Except as otherwise required by the federal securities laws, the company assumes no responsibility to update the information in this Current Report on Form 8-K.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2008, as may be updated or supplemented in the company’s Form 10-Q filings, which discuss these and other factors that could adversely affect the company’s results.
This Current Report on Form 8-K is being filed or furnished (as the case may be) on behalf of Colonial Properties Trust and Colonial Realty Limited Partnership to the extent applicable to either or both registrants. Certain of the events disclosed in the items covered by this Current Report on Form 8-K may apply to Colonial Properties Trust only, Colonial Realty Limited Partnership only or both Colonial Properties Trust and Colonial Realty Limited Partnership, as applicable.

SIGNATURE

COLONIAL PROPERTIES TRUST
Date: July 30, 2009	By:	/s/ John P. Rigrish
		Name:	John P. Rigrish
		Title:	Chief Administrative Officer

COLONIAL REALTY LIMITED PARTNERSHIP
	By:	Colonial Properties Trust, its general partner

Date: July 30, 2009	By:	/s/ John P. Rigrish
		Name:	John P. Rigrish
		Title:	Chief Administrative Officer